INDUCEMENT AGREEMENT

This INDUCEMENT AGREEMENT (“Agreement”), effective as of April 2, 2012 (the “Effective Date”), is entered by and between East Shore Ventures LLC (the “Company”) and Zivi Nedivi (“Nedivi”) (collectively, the “Parties” and, each, a “Party”). Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Services Agreement, effective April 2, 2012, between Cyalume Technologies, Inc. (“Cyalume”), Cyalume Technologies Holdings, Inc. (“Holdings”) and the Company (the “Services Agreement”).

WHEREAS, Nedivi is an employee of the Company;

WHEREAS, pursuant to the Services Agreement, the Company has agreed to provide certain Services (defined in Section 2 of the Services Agreement) to Cyalume, Holdings and their respective subsidiaries and affiliates (collectively, the “Cyalume Group”), which Services, in general, are for the Company to provide (exclusively and personally by Nedivi) services of the type customarily performed by a Chief Executive Officer (“CEO”) of a publicly-traded company; and

WHEREAS, the execution and delivery to Cyalume of this Agreement is a condition precedent to Cyalume’s and Holding’s obligations under the Services Agreement;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.          Consent to Services Agreement; Performance of Services; Acceptance of CEO Appointment. Nedivi represents and acknowledges that he is familiar with all of the terms, covenants and conditions of the Services Agreement and hereby consents to the execution thereof by the Company. Nedivi agrees to perform and comply with all of the terms, covenants, conditions and obligations of the Services Agreement as they relate to him and to the Company – including, without limitation, his provision of the Services to the Cyalume Group – as if Nedivi had directly entered into the Services Agreement with Cyalume and Holdings, even if his employment relationship with the Company ceases. Nedivi also hereby confirms all grants, representations, warranties and agreements made by the Company under the Services Agreement. Nedivi shall not do or fail to do any act or thing which might tend to interfere with any of the Cyalume Group’s rights, benefits or privileges under the Services Agreement. Nedivi acknowledges his entering into this Agreement is a condition precedent to, and material inducement of, Cyalume and Holdings entering into the Services Agreement. Pursuant to Section 1 of the Services Agreement, Cyalume and Holdings, as a matter of corporate designation only, and without entering into an employment relationship with Nedivi, shall appoint, and they shall each cause their direct and indirect subsidiaries and affiliates to appoint, Nedivi as their respective CEO. Nedivi hereby accepts such appointment. Further, within a reasonable period of time following the Effective Date, Nedivi shall be appointed as a member of the Board of Directors of Cyalume (the “Board”), and Nedivi hereby accepts such appointment.

Company Initials:_____ Nedivi Initials:_____

2.            Payment and Status of Nedivi.

2.1         Nedivi represents, acknowledges and agrees that he is an employee of the Company and that he is not an employee of Cyalume, Holdings or any other member of the Cyalume Group. Nedivi represents and warrants that he is not working simultaneously under any contrary arrangement or agreement that would make him or cause him to be considered to be an employee or agent of Cyalume, Holdings or of any other member of the Cyalume Group while providing the Services. Nedivi acknowledges and agrees that the Company has, retains and shall continue to bear sole, exclusive and total legal responsibility for Nedivi as his employer. This responsibility includes, without limitation, the obligation to ensure full compliance with and satisfaction of (i) all state and federal payroll, income and unemployment tax requirements; (ii) all state and federal wage and hour requirements; (iii) all worker’s compensation insurance and unemployment insurance requirements; and (iv) all other applicable state and federal employment law requirements arising from the Company’s employment of Nedivi and/or the performance of the Services or any other work under the Services Agreement by Nedivi. Nedivi also acknowledges and agrees that he shall not be treated as an employee of Cyalume, Holdings or any other member of the Cyalume Group for any reason, including without limitation for purposes of vacations, disability, insurance, pensions or other employee benefits offered or provided by any member of the Cyalume Group. Unless Nedivi is deemed substituted for the Company as a direct party to the Services Agreement pursuant to Section 2.2 below, Nedivi shall look solely to the Company, and not to Cyalume, Holdings or any other member of the Cyalume Group, for the payment of compensation for performance of the Services to members of the Cyalume Group and for the discharge of all other obligations of the Company with respect to Nedivi’s performance of the Services.

2.2         Nedivi represents and warrants that the Company is a duly qualified and existing limited liability company under the laws of Florida. If the Company or its successors in interest should be dissolved or should otherwise cease to exist, or for any reason should fail, refuse or neglect to perform, observe or comply with the terms, covenants and conditions of the Services Agreement, Nedivi shall, at Cyalume’s election, be deemed to be employed directly by Cyalume for the balance of the Term of the Services Agreement upon the terms, covenants and conditions set forth therein.

2.3         Nedivi shall indemnify, defend and hold harmless Cyalume and its affiliates, and their respective officers, directors, shareholders, employees, agents and other representatives from and against any and all asserted or threatened claims, demands, losses, liabilities, damages, judgments, expenses (including reasonable attorneys’ fees) and causes of action (“Claims” and, each, a “Claim”) that is predicated in any manner on a finding by any court, enforcement agency, government entity, arbitrator or other adjudicator, in each case solely related to employment taxes, that Nedivi is an employee or joint employee of Cyalume, Holdings or any other member of the Cyalume Group, including without limitation any Claim due to Cyalume’s alleged failure to deduct and withhold from the compensation payable under the Services Agreement, any amounts required or permitted to be deducted and withheld from the compensation of any employee under the provisions of the federal and applicable state income tax laws, the Federal Social Security Act, the applicable state unemployment insurance tax laws, and/or any amendments thereof and/or any other applicable statutes heretofore or hereafter enacted requiring the withholding of any amount from the compensation of an employee. Unless Cyalume requests otherwise, Nedivi shall have the obligation to control the defense, negotiation and settlement of any claim for which Nedivi has the obligation to provide indemnification. Cyalume shall cooperate and assist Nedivi in the defense of any such claim.

Company Initials:_____ Nedivi Initials:_____

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2.4         If the Company’s engagement under the Services Agreement is terminated or, if after becoming an employee of Cyalume pursuant to Section 2.2 above, Nedivi’s employment with Cyalume is terminated, effective the date of such termination (the “Termination Date”), Nedivi shall be deemed to have resigned from all positions held in Cyalume, Holdings and/or any other member of the Cyalume Group, including without limitation the position of CEO of any and all Cyalume Group members. Upon request by Cyalume, Nedivi shall promptly sign any and all documents reflecting such resignations.

3.            Exclusivity and Best Efforts. During the Term of the Services Agreement, (i) subject to the proviso below, Nedivi shall devote his entire business time, energy and skill to providing the Services to the Cyalume Group under the Services Agreement; (ii) Nedivi shall use his reasonable best efforts to perform the Services, as well as the Company’s other obligations under the Service Agreement in a diligent, trustworthy, businesslike and efficient manner; (iii) Nedivi shall not engage in any other business, profession or occupation for compensation or otherwise, except as provided below in this Section 3; and (iv) Nedivi shall not engage in any activity that, directly or indirectly, impairs or conflicts with his performance of the Services or with the Company’s other duties obligations to Cyalume, Holdings and other members of the Cyalume Group under the Service Agreement, provided, however, that the foregoing shall not prevent Nedivi from (A) managing his personal affairs and passive personal investments, (B) participating in charitable, civic, educational, professional or community affairs, (C) providing services for Eilam Ltd., and (D) serving on the board of directors of Urban Aeronautics, so long as, in the aggregate, any such activities do not unreasonably interfere or conflict with Nedivi’s or the Company’s duties under the Service Agreement or this Agreement or create a potential conflict of interest with any member of the Cyalume Group, as reasonably determined by the Board.

4.            Confidentiality, Non-Solicitation and Non-Competition.

4.1         Representations and Acknowledgements. Nedivi acknowledges and agrees that: (i) among the Cyalume Group’s most valuable and indispensable assets are its Confidential Information (defined below) and its close relationships with its customers, suppliers and employees, to which the Cyalume Group has devoted and continues to devote a substantial amount of time, money and other resources to develop; (ii) in connection with performing the Services under the Service Agreement, Nedivi will be exposed to and acquire the Cyalume Group’s Confidential Information and develop, at the Cyalume Group’s expense, special and close relationships with the Cyalume Group’s customers and suppliers; (iii) the Cyalume Group’s Confidential Information and close customer, supplier and employee relationships must be protected; (iv) this Section 4 is a material provision of this Agreement and Cyalume and Holdings would not engage the Company under the Services Agreement but for the promises and acknowledgements that Nedivi makes in this Section 4; and (v) to the extent required by law, the covenants in this Agreement contain reasonable limitations as to time, geographical area and scope of activities to be restricted and that such covenants do not impose a greater restraint on Nedivi than is necessary to protect the Cyalume Group’s Confidential Information, close customer, supplier and employee relationships and other legitimate business interests.

Company Initials:_____ Nedivi Initials:_____

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4.2         Confidential Information. During the Term of the Services Agreement, at any time that Nedivi is an employee of Cyalume, and at all times thereafter, Nedivi will not, except as required to provide the Services or as may be required by law, directly or indirectly, use or disclose to any third person, without the prior written consent of Cyalume, any Confidential Information of the Cyalume Group. For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature regarding the Cyalume Group or its business or properties that the Cyalume Group has furnished or furnishes to the Company (including Nedivi), whether before or after the effective date of the Services Agreement, or is or becomes available to the Company (including Nedivi) by virtue of the Company’s engagement under the Service Agreement or this Agreement, whether tangible or intangible, and in whatever form or medium provided, as well as all information the Company and/or Nedivi generates that contains, reflects or is derived from such information that, in each case, has not been published or disclosed to, and is not otherwise known to, the public (or only known to the public, directly or indirectly, as a result of conduct by the Company or Nedivi that is not authorized by Cyalume, Holdings or any other member of the Cyalume Group). Confidential Information includes, without limitation, customer lists, customer requirements and specifications, designs, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development, marketing concepts, personnel matters, drawings, specifications, instructions, methods, processes, techniques, computer software or data of any sort developed or compiled by any member of the Cyalume Group, formulae or any other information relating to the Cyalume Group’s services, products, sales, technology, research data, software and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof. In the event that a member of the Cyalume Group is bound by a confidentiality agreement or understanding with a customer, vendor, supplier or other party regarding the confidential information of such customer, vendor, supplier or other party, which is more restrictive than specified above in this Section 4.2, and of which Nedivi has notice or is aware, Nedivi shall adhere to the provisions of such other confidentiality agreement, in addition to those of this Section 4.2.

4.3         Non-Interference and Non-Competition.

(a)          No-Interference with Customers and Suppliers; Non-Competition. Nedivi agrees that, during the Restricted Period (defined below), regardless of whether, or on what basis, the Company’s engagement under the Services Agreement (or, if applicable, Nedivi’s employment with Cyalume) is terminated or any claim that Nedivi or the Company may have against any member of the Cyalume Group under the Services Agreement or otherwise, Nedivi shall not, without the prior written consent of Cyalume, directly or indirectly (defined below), actually or attempt to:

(i)         solicit, induce, contact or persuade any Customer (defined below) to terminate, reduce or refrain from renewing or extending its contractual or other relationship with any member of the Cyalume Group in regard to the purchase of products or services developed, marketed or sold by any member of the Cyalume Group, or to become a customer of or enter into any contractual or other relationship with Nedivi or any other person or entity for products or services that are the same, similar or otherwise in competition with the products and services that the Cyalume Group is providing, or is actively contemplating to provide pursuant to its respective members’ current business plans, in each case, as of the Termination Date (collectively, “Competing Services”); and/or

Company Initials:_____ Nedivi Initials:_____

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(ii) solicit, induce, contact or persuade any supplier of goods or services to the Cyalume Group (“Supplier”) to terminate, reduce or refrain from renewing or extending its contractual or other relationship with any member(s) of the Cyalume Group in regard to the supplying of goods or services to such member(s) of the Cyalume Group; and/or

(iii)        offer or provide to any Customer any Competing Services; and/or

(iv)       engage in the business of providing Competing Services in any country in which any member of the Cyalume Group is doing business, or is actively contemplating to do business pursuant to its current business plan, in each case, as of the Termination Date.

(b)          No Interference with Employees. Nedivi agrees that, during the Restricted Period, regardless of whether, or on what basis, the Company’s engagement under the Services Agreement (or, if applicable, Nedivi’s employment with Cyalume) is terminated or any claim that Nedivi or the Company may have against any member of the Cyalume Group under the Services Agreement or otherwise, Nedivi shall not, without the prior written consent of Cyalume, directly or indirectly, actually or attempt to: (i) solicit, induce or entice any employee, consultant or independent contractor of a member of the Cyalume Group to terminate, reduce or refrain from renewing or extending such person’s or entity’s business or employment relationship with such member of the Cyalume Group; (ii) solicit, induce or entice any employee of a member of the Cyalume Group to engage in Competing Services; or (iii) employ or otherwise engage as an employee, independent contractor or consultant (a) any employee of the Cyalume Group or (b) any person who was employed by the Cyalume Group within the then prior twelve-month period.

(c)          Definitions. For the purposes of this Section 4.3, the “Restricted Period” shall mean the Term of the Services Agreement (and, if applicable, any period during which Nedivi is employed by Cyalume) and for a period of two (2) years thereafter, except that such period shall be extended for any period therein during which the Company and/or Nedivi were in violation of any provision of this Section 4.3 or of Section 11.3 of the Services Agreement. Notwithstanding the foregoing, the Restricted Period shall end in the event that Cyalume fails to make any payments required by Section 9 of the Services Agreement within 10 days after written notice from the Company to Cyalume of such failure. For purposes of this Section 4.3, “Customer” shall mean any company or individual: (i) who contacted the Company and/or Nedivi, whom the Company and/or Nedivi contacted or served, or for whom the Company and/or Nedivi supervised contact or service regarding the actual or potential purchase of Cyalume Group products or services during the Term of the Services Agreement (or, if applicable, any period during which Nedivi is employed by Cyalume); (ii) who purchased products or services from the Cyalume Group during the Term of the Services Agreement (or, if applicable, any period during which Nedivi is employed by Cyalume); and/or (iii) who was an active prospect of the Cyalume Group for the purchase of products or services from the Cyalume Group during the Term of the Services Agreement (or, if applicable, any period during which Nedivi is employed by Cyalume). For the purpose of this Section 4.3, “directly or indirectly” shall include any activity, on behalf of Nedivi or on behalf of or in conjunction with any other person or entity, whether as an employee, agent, consultant, independent contractor, officer, director, principal, shareholder, equity holder, partner, member, joint venturer, lender, investor or otherwise, except that nothing in this Agreement shall prohibit Nedivi from being a passive holder, for investment purposes only, of not more than 2% of the outstanding stock of any company listed on a national securities exchange, or actively traded on an over-the-counter market.

Company Initials:_____ Nedivi Initials:_____

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5.            Intellectual Property.

5.1         Cyalume’s Proprietary Rights. Nedivi acknowledges and agrees that all Intellectual Property (defined below) created, made or conceived by the Company and/or Nedivi, solely or jointly, during the Term (or, if applicable, any period during which Nedivi is employed by Cyalume) that relates to the actual or anticipated businesses of the Cyalume Group or results from or is suggested by any work performed by employees or other independent contractors for or on behalf of the Cyalume Group (“Cyalume Intellectual Property”) shall be deemed “work for hire” and shall be and remain the sole and exclusive property of Cyalume or other applicable member of the Cyalume Group for any and all purposes and uses whatsoever as soon as the Company and/or Nedivi conceives or develops such Intellectual Property, and Nedivi hereby agrees that his assigns, executors, heirs, administrators or personal representatives shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom. If for any reason such Cyalume Intellectual Property is not deemed to be “work-for-hire,” then Nedivi hereby irrevocably and unconditionally assigns all rights, title, and interest in such Cyalume Intellectual Property to Cyalume and agrees that Cyalume is under no further obligation, monetary or otherwise, to Nedivi for such assignment. Nedivi also hereby waives all claims to any moral rights or other special rights that Nedivi may have or may accrue in any Cyalume Intellectual Property. As used in this Agreement, "Intellectual Property" shall mean and include any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, copyrightable works, films, audio and video tapes, other audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations and properties, Confidential Information and any other patents, inventions or works of creative authorship.

5.2        Cooperation. Nedivi agrees to assist the Cyalume Group, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Intellectual Property in the United States and elsewhere, all at the sole cost and expense of Cyalume. In particular, at Cyalume’s sole cost and expense, forthwith upon request of Cyalume, Nedivi shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as Cyalume may reasonably request in order (i) to vest in the applicable member of the Cyalume Group all of the Company’s and/or Nedivi’s right, title, and interest in and to such Intellectual Property, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances (“Liens”) (and Nedivi agrees to take such action as is reasonably necessary to remove all such Liens) and (ii), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as Cyalume shall determine. If – despite the Cyalume’s reasonable best efforts to get Nedivi to sign any lawful or necessary documents required in order for the Cyalume Group to apply for and obtain any copyright or patent with respect to any work performed by the Company and/or Nedivi under the Services Agreement (including applications or renewals, extensions, divisions or continuations) – Nedivi fails to sign such documents, Nedivi hereby irrevocably designates and appoints Cyalume and its duly authorized officers and agents as Nedivi’s agents and attorneys-in-fact to act for and in Nedivi’s behalf, and in Nedivi’s place and stead, to execute and file any such applications or documents and to do all other lawfully permitted reasonable acts to further the prosecution and issuance of copyrights and patents with respect to such Intellectual Property with the same legal force and effect as if executed or undertaken by Nedivi, provided that Cyalume may not take any such act that would directly result in liability to the Company or Nedivi, unless such liability results from, in whole or in part, the Company’s (including Nedivi’s) breach of the Services Agreement or Nedivi’s breach of this Agreement.

Company Initials:_____ Nedivi Initials:_____

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5.3         No infringement. Nedivi represents and warrants to Cyalume that, to the best of Nedivi’s knowledge, all Services, Intellectual Property and any other work the Company and/or Nedivi delivers to the Cyalume Group shall be original and shall not infringe upon or violate any patent, copyright or proprietary right of any person or third party.

5.4         License to Prior Invention. If the Company and/or Nedivi in the course of providing the Services incorporates into Cyalume Intellectual Property a product that Nedivi has, alone or jointly with others, conceived, developed or reduced to practice prior to the Company’s engagement with Cyalume in which Nedivi has a property right (each, a “Prior Invention”), Nedivi hereby grants to the Cyalume Group a perpetual, nonexclusive, royalty-free, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use and sell any such Prior Invention.

6.           Non-Disparagement. During and after the Term of the Services Agreement (or, if applicable, any period during which Nedivi is employed by Cyalume), except as may be required by law, Nedivi may not make any statement (verbal, written or otherwise) about the Cyalume Group or any of its members or their respective financial status, business, personnel, directors, officers, consultants, services or business methods that is intended to or is reasonably likely to disparage or denigrate the Cyalume Group and/or any of its individual members.

7.           Cooperation. During and after the Term of the Services Agreement (or, if applicable, any period during which Nedivi is employed by Cyalume), Nedivi shall assist and cooperate with the Cyalume Group, upon reasonable advance notice with due consideration for his other business or personal commitments, in connection with the defense or prosecution of any claim that may be made against or by any member of the Cyalume Group, or in connection with any ongoing or future investigation or dispute or claim of any kind involving any member of the Cyalume Group, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding or executing and delivering to the applicable member of the Cyalume Group such documents that may be reasonably necessary to carry out the provision of this Section 7, in each case, to the extent such claims, investigations or proceedings relate to the Services or any other work performed or required to be performed by the Company and/or Nedivi, pertinent knowledge possessed by Nedivi, or any act or omission by Nedivi involving the Cyalume Group. In no event shall Nedivi’s cooperation materially interfere with his services for a subsequent employer or other similar service recipient; however, Nedivi will make reasonable good faith efforts to fulfill his obligations under this Section 7 in a manner that will not result in any such interference.

Company Initials:_____ Nedivi Initials:_____

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8.            Company Property. Nedivi agrees that all Confidential Information, trade secrets, drawings, designs, reports, computer programs or data, books, handbooks, manuals, files (electronic or otherwise), computerized storage media, papers, memoranda, letters, notes, photographs, facsimile, software, computers, PDAs, Blackberries and other documents (electronic or otherwise), materials and equipment of any kind that the Company and/or Nedivi has acquired or will acquire in the course of performing the Services or their other respective obligations under the Services Agreement and/or this Agreement are and remain the property of the Cyalume Group. Upon the Termination Date, or sooner if requested by Cyalume, Nedivi shall return all such documents, materials and records to Cyalume and not make or take copies of the same without the prior written consent of Cyalume.

9.            Remedies. Nedivi acknowledges and agrees that a breach of Sections 4 through 8 above or of Sections 11-16 of the Services Agreement would injure the Cyalume Group irreparably in a way which could not be adequately compensated for by an award of monetary damages. Nedivi therefore consents to the issuance to the Cyalume Group or any of its members of a preliminary and/or permanent injunction, without the posting of a bond, to restrain any such breach or threatened breach of those sections. Additionally, in the event the Company and/or Nedivi breaches or threatens to breach any of the covenants, promises or obligations contained in this Agreement or the Services Agreement, the Cyalume Group shall be entitled to recover without limitation from Nedivi all costs and fees (including reasonable attorneys’ fees) incurred by the Cyalume Group in connection with enforcing this Agreement and/or the Services Agreement. Nothing herein shall be construed, however, as prohibiting the Cyalume Group from pursuing any other available remedies for such breach or threatened breach.

10.          Representations Regarding Prior Work and Legal Obligations.

10.1        Nedivi represents and warrants that Nedivi has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts Nedivi’s ability to accept this Agreement, or Nedivi’s ability to perform the Services to Cyalume under the Services Agreement. Nedivi further represents and warrants that he is not a party to any agreement (including, without limitation, a non-competition, non-solicitation, no hire or similar agreement) and has no other legal obligation that restricts in any way Nedivi’s ability to perform the Services and other obligations for the benefit of the Cyalume Group, including, without limitation, those under this Agreement or the Services Agreement.

10.2        Nedivi acknowledges and agrees that he has been instructed by Cyalume that at no time should Nedivi divulge to or use for the benefit of the Cyalume Group any trade secret or confidential or proprietary information of any previous entity with which Nedivi was affiliated or of any other third-party. Nedivi expressly represents and warrants that Nedivi has not divulged or used any such information for the benefit of the Cyalume Group and will not do so.

10.3       Nedivi represents and agrees that Nedivi has not and will not misappropriate any intellectual property belonging to any other person or entity.

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10.4        Nedivi represents and acknowledges that Cyalume is basing important business decisions on these representations, agreements and warranties, and it affirms that all of the statements included herein are true. Nedivi agrees that he shall defend, indemnify and hold the Cyalume Group harmless from any Claim by any person in any way arising out of, relating to, or in connection with a breach and/or the falsity of any of the representations, agreements and warranties made by Nedivi in this Section 10.

11.          Miscellaneous Provisions.

11.1         Independent Contractor Relationship. Nothing in this Agreement shall create a partnership or joint venture between Nedivi and Cyalume, or any other form of legal association that would impose liability upon either Cyalume or Nedivi for the act or failure to act of the other. Unless approved by Cyalume, Nedivi shall have no authority to bind any member of the Cyalume Group in any respect.

11.2         IRCA Compliance. Nedivi shall present evidence to Cyalume of his identity and authorization to work in the United States as required by the Immigration Reform and Control Act of 1986 (IRCA).

11.3         Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Nedivi, and shall inure to the benefit of and be binding upon the Company and its successors and assigns, but the obligations of Nedivi are personal services and may not be delegated or assigned. Nedivi shall not be entitled to assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of Nedivi’s rights and obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect. Cyalume and other members of the Cyalume Group are each a third-party beneficiary of this Agreement and, therefore, each shall have standing to enforce this Agreement. Nedivi agrees that, in the event of a breach or threatened breach of this Agreement by Nedivi or of the Services Agreement by the Company, Cyalume and any of the other members of the Cyalume Group may assert a claim directly against Nedivi without being first required to resort to or exhaust any rights or remedies against the Company.

11.4         Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, if any court determines that any covenant in this Agreement is unenforceable because the duration, geographic scope or restricted activities thereof are overly broad, then such provision or part thereof shall be modified by reducing the overly broad duration, geographic scope or restricted activities by the minimum amount so as to make the covenant, in its modified form, enforceable.

11.5         Choice of Law and Forum. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict-of-law principles. The Parties agree that any dispute concerning or arising out of this Agreement or the Services Agreement, or the Company’s and/or Nedivi’s provision of the Services, shall be tried exclusively in an appropriate state or federal court in the state of Delaware and hereby consent, and waive any objection, to the jurisdiction of any such court.

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11.6         Mutual Waiver of Jury Trial. Nedivi and the Company each hereby waive the right to trial by jury in any action or proceeding concerning or arising out of this Agreement or the Services Agreement, or any matter concerning the Company’s or Nedivi’s provision of the Services to the Cyalume Group. Nedivi and the Company further agree that a copy of this Agreement may be filed with any court as written evidence of the knowing, voluntary, and bargained agreement herein irrevocably to waive trial by jury, and that any such dispute or controversy shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

11.7         Notices. If Cyalume serves the Company with any notices, demands or instruments relating to this Agreement, the Services Agreement, or the rendition of the Services to Cyalume, service upon the Company shall also constitute service upon Nedivi.

11.8         Survival of Terms. All provisions of this Agreement that, either expressly or impliedly, contain obligations that extend beyond termination of the Term of the Services Agreement (or, if applicable, Nedivi’s employment with Cyalume), including without limitation those in Sections 4-9 and 11 hereof, shall survive the termination of the Term of the Services Agreement (or, if applicable, Nedivi’s employment with Cyalume) for any reason.

11.9         Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party or third-party. The Parties acknowledge that both of them have participated in drafting this Agreement; therefore, any general rule of construction that any ambiguity shall be construed against the drafter shall not apply to this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

11.10       Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements regarding such subject matter. The Company and Nedivi each acknowledges and agrees that it/he is not relying on, and it/he may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

11.11       Waivers and Amendments. This Agreement may be altered, amended, modified, superseded or canceled, and the terms hereof may be waived, only by a written instrument, approved in writing by Cyalume, and signed by the Parties or, in the case of a waiver, signed by the Party alleged to have waived compliance. No delay by any Party or any member of the Cyalume Group in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party or any member of the Cyalume Group of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

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11.12       Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic, electronically scanned and facsimiles of such signed counterparts may be used in lieu of the originals for any purpose.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

EAST SHORE VENTURES LLC

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: President

/s/ Zivi Nedivi
Zivi Nedivi

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